EXHIBIT 99.1
The CATO Corporation
NEWS RELEASE
FOR IMMEDIATE RELEASE

For Further Information Contact:

Charles D. Knight

Executive Vice President

Chief Financial Officer

InvestorRelations@catocorp.com
CATO

REPORTS 1Q EARNINGS

CHARLOTTE, N.C. (May 19, 2022) – The Cato Corporation (NYSE: CATO)

today reported net
income of $9.7 million or $0.46 per diluted share for the first quarter ended April 30, 2022, compared to net income of $20.7 million or $0.92 per diluted share for the first quarter ended May 1, 2021.

Sales for the first quarter ended April 30, 2022 were $204.9 million, or a decrease of 3% from sales of
$211.2 million for the first quarter ended May 1, 2021.

The Company’s same-store sales for the
quarter decreased 2% compared to 2021.

"Our first quarter sales were negatively impacted by cooler, wetter weather,”

said John Cato,
Chairman, President and Chief Executive Officer. “As anticipated, we continued to experience late merchandise shipments, a result of the supply chain disruption and overseas COVID restrictions, coupled with the pressure of inflation on consumers’ discretionary income and intermittent store closings due to the effects of the tight labor market.
”

First-quarter gross margin decreased from 41.5% to 35.5% of sales in 2022 due to lower merchandise margins.

Selling, General and Administrative expenses as a percent of sales decreased from 29.9% to 29.5% of sales during the quarter primarily due to decreased incentive compensation expense, partially offset by increased payroll, reflecting more normalized operations, compared to the prior year.

Income tax expense for the quarter was $1.9 million compare d to $3.1 million last year.

“The effects of continued late merchandise shipments, inflation-related increases to our costs and increased pressure on our customers’ discretionary income are expected to remain challenging throughout the year,” stated Mr.

Cato.

“As we move forward, following two years of unpredictable
business cycles, we are cautious about the remainder of the year in the face of these ongoing uncertainties.”
During the first quarter ended April 30, 2022, the Company opened 4 stores and relocated 1 store.

As of April 30, 2022, the Company operated 1,315 stores in 32 states, compared to 1,325 stores in 32 states as of May 1, 2021.

The Cato Corporation is a leading specialty retailer of value-priced fashion apparel and accessories operating three concepts, “Cato,” “Versona” and “It’s Fashion.”

The Company’s Cato stores offer
exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices every day.

The Company also offers exclusive merchandise found in its Cato stores at
www.catofashions.com.

Versona is a unique fashion destination offering apparel and accessories including jewelry, handbags and shoes at exceptional prices every day.

Select Versona merchandise
can also be found at www.shopversona.com.

It’s Fashion offers fashion with a focus on the latest
trendy styles for the entire family at low prices every day.
Statements in this press release that express a belief,

expectation or intention, as well as those that are not a

historical
fact,

i
ncluding, without limitation, statements regarding the Company’s expected or estimated operational financial results,
activities or opportunities, and potential impacts and effects of the coronavirus are considered “forward-looking” within

the
meaning of The Private Securities Litigation Reform Act

of 1995.

Such forward-looking statements are based on current
expectations that are subject to known and unknown risks,

uncertainties and other factors that could cause actual

results
to differ materially from those contemplated by the forward

-looking statements.

Such factors include, but are not limited
to, any actual or perceived deterioration in the conditions

that drive consumer confidence and spending, including,

but not
limited to, prevailing social, economic, political and public health conditions and uncertainties, levels of unemployment,
fuel, energy and food costs, wage rates, tax rates, interest rates, home values, consumer net worth and the availability

of
credit; changes in laws or regulations affecting our business including but not limited to tariffs; uncertainties regarding

the
impact of any governmental action regarding, or responses

to, the foregoing conditions; competitive factors and pricing pressures; our ability to predict and respond to rapidly

changing fashion trends and consumer demands; our ability

to
successfully implement our new store development strategy

to increase new store openings and the ability of

any such
new stores to grow and perform as expected; adverse weather,

public health threats (including the global coronavirus
(COVID-19) outbreak) or similar conditions that may affect

our sales or operations; inventory risks due to shifts

in market
demand, including the ability to liquidate excess inventory

at anticipated margins; and other factors discussed under

“Risk
Factors” in Part I, Item 1A

of the Company’s most recently filed annual report

on Form 10-K and in other reports the
Company files with or furnishes to the SEC from time to

time.

The Company does not undertake to publicly update or
revise the forward-looking statements even if experience

or future changes make it clear that the projected results
expressed or implied therein will not be realized. The

Company is not responsible for any changes made to

this press
release by wire or Internet services
.
* * *

THE CATO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS

OF INCOME (UNAUDITED)
FOR THE PERIODS ENDED APRIL 30, 2022 AND MAY 1, 2021
(Dollars in thousands, except per share data)
Q
u
a
r
t
e
r
E
n
d
e
d
April 30, %
May 1, %
2
0
2
2

Sales
2
0
2
1
Sales
REVENUES

Retail sales
$
204,933

100.0%
$
211,234

100.0%

Other revenue (principally
finance,

late fees and layaway
charges)
1,788

0.9%
1,851

0.9%

Total revenues
206,721

100.9%
213,085

100.9%
GROSS MARGIN (Memo)
72,690

35.5%
87,559

41.5%
COSTS AND EXPENSES,
NET

Cost of goods sold
132,243

64.5%
123,675

58.5%

Selling, general and
administrative
60,441

29.5%
63,237

29.9%

Depreciation
2,743

1.3%
3,042

1.4%

Interest and other income
(403) -0.2%
(663) -0.3%

Cost and expenses, net
195,024

95.2%
189,291

89.6%
Income (Loss) Before Income
Taxes
11,697

5.7%
23,794

11.3%
Income Tax Expense (Benefit)

1,949

1.0%
3,081

1.5%
Net Income (Loss)
$
9,748

4.8%
$
20,713

9.8%
Basic Earnings Per Share
$
0.46

$
0.92

Basic Weighted Average
Shares
21,345,489

22,512,566

Diluted Earnings Per Share
$
0.46

$
0.92

THE CATO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Ap
ril
30,
January
29,
202
2

2022

(Un
aud
ited
)
(Unaudite
d)
ASSETS
Current Assets

Cash and cash equivalents
$
25,881

$
19,759

Short-term investments
120,021

145,998

Restricted cash
3,920

3,919

Accounts receivable - net
60,121

55,812

Merchandise inventories
127,576

124,907

Other current assets
6,029

5,273

Total Current Assets
343,548

355,668

Property and Equipment - net
67,079

63,083

Noncurrent Deferred Income
Taxes
9,674

9,313

Other Assets
23,192

24,437

Right-of-Use Assets, net
168,537

181,265

TOTAL
$
612,030

$
633,766

LIABILITIES AND
STOCKHOLDERS'
EQUITY
Current Liabilities
$
172,569

$
177,327

Current Lease Liability
63,175

66,808

Noncurrent Liabilities
17,797

17,914

Lease Liability
107,837

117,521

Stockholders' Equity
250,652

254,196

TOTAL
$
612,030

$
633,766